Exhibit 16.1

May 24, 2002

Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read the comments in Item 4 of the Form 8-K dated May 20, 2002 of MacroPore, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very yours truly,

/s/ Arthur Andersen LLP

Arthur Andersen LLP

Copy to: Mr. Ari Bisimis, Chief Financial Officer